UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 29, 2015

ORRSTOWN FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34292	23-2530374
(State or other jurisdiction of incorporation)	(SEC File Number)	(IRS Employer Identification No.)

77 East King Street, P.O. Box 250, Shippensburg, Pennsylvania	17257
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(717) 532-6114

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ORRSTOWN FINANCIAL SERVICES, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2015, Orrstown Financial Services, Inc. (the “Company”) announced that, effective as of that same date, the employment of Mr. Jeffrey M. Seibert terminated.  Mr. Seibert had been Executive Vice President and Chief Operating Officer of the Company and Orrstown Bank, the Company’s wholly owned subsidiary, since August 2012.

In connection with such termination of employment, the Company, Orrstown Bank and Mr. Seibert subsequently entered into a Settlement and Release Agreement dated as of May 19, 2015 (the “Agreement”).  The Agreement provides for aggregate payments to Mr. Seibert resulting in a pre-tax charge to the Company of approximately $375,000, including a payment equal to one year of base salary in the amount of $285,000, the immediate vesting of 2,500 previously granted stock awards, and the payment of other cash compensation of approximately $73,000 in lieu of other compensation and benefits.  Pursuant to the terms of the Agreement, Mr. Seibert has agreed to a one year period of non-competition and non-solicitation and has agreed to a general release of any and all claims against the Company and its representatives.  The terms of the Agreement will be irrevocable after seven calendar days from the date of the Agreement.  This summary of the Agreement is qualified in its entirety by reference to the Agreement, a full copy of which is attached as Exhibit 10.1 and incorporated herein by reference in its entirety.

This current report on Form 8-K/A is being filed to amend the initial report on Form 8-K filed with the Securities and Exchange Commission by the Company on May 5, 2015, for purposes of reporting the entrance into the Agreement by the Company, Orrstown Bank and Mr. Seibert in connection with the termination of Mr. Seibert’s employment.

Section 9 - Financial Statements and Exhibits

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Settlement and Release Agreement, dated as of May 19, 2015, by and among Orrstown Financial Services, Inc., Orrstown Bank and Jeffrey M. Seibert (exhibits omitted)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORRSTOWN FINANCIAL SERVICES, INC.
Date: May 22, 2015	By:	/s/ Thomas R. Quinn, Jr.
Thomas R. Quinn, Jr. President and Chief Executive Officer (Duly Authorized Representative)